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                                 EXHIBIT 21.1

              to Registration Statement on Form S-1 of CORE, INC.


The following corporations are wholly-owned subsidiaries of CORE, INC.:

     AmHealth Clinics Corp. (a Delaware corporation)

     Core Management, Inc. (a Delaware corporation)

     Cost Review Services, Inc. (a Texas corporation)

     Peer Review Securities Corp. (a Massachusetts corporation)

The following corporations are wholly-owned subsidiaries of Core Management, Inc. (a Delaware corporation)

     Integrated Behavioral Health (a California corporation)

     Core Management, Inc. (a California corporation)